Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:

Kate Giha

614-508-1303

Media:

Chris Arnold

303-222-5912

Chipotle Mexican Grill, Inc. Announces Share Repurchase Agreement

Denver, Colorado – (Business Wire) – November 9, 2009 – Chipotle Mexican Grill, Inc. (NYSE: CMG and CMG.B) announced today that it is entering into an agreement with a broker to effect repurchases of the company’s Class B common stock, or single class of common stock if a pending proposal to convert into a single class of common stock is approved by Chipotle’s shareholders. The repurchases, which have been approved by the company’s Board of Directors, may commence as soon as November 11, 2009, and will be effected from time to time in open market transactions, subject to market conditions. The repurchases, if any, will be limited to a total aggregate purchase price of $100 million, exclusive of commissions.

“We’re pleased that our strong balance sheet and operating cash flow allow us to fund our growth, while also opportunistically returning value to our shareholders through this repurchase agreement” said Jack Hartung, Chief Financial Officer.

The repurchase agreement and the Board’s authorization of the repurchase program may be modified, suspended, or discontinued at any time.

About Chipotle

Steve Ells, Founder, Chairman and Co-Chief Executive Officer, started Chipotle with the idea that food served fast did not have to be a typical fast food experience. Today, Chipotle continues to offer a focused menu of burritos, tacos, burrito bowls (a burrito without the tortilla) and salads made from fresh, high-quality raw ingredients, prepared using classic cooking methods and served in a distinctive atmosphere. Through our vision of Food with Integrity, Chipotle is seeking better food not only from using fresh ingredients, but ingredients that are sustainably grown and naturally raised with respect for the animals, the land, and the farmers who produce the food. Chipotle opened its first restaurant in 1993 and currently operates more than 900 restaurants. For more information, visit Chipotle.com.

Forward-Looking Statements

Certain statements in this press release, including statements regarding the amount and timing of potential stock repurchases, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We use words such as “anticipate”, “believe”, “could”, “should”, “estimate”, “expect”, “intend”, “may”, “predict”, “project”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: potential changes in our stock price, which will impact the amount and timing of our share repurchases and may result in our not repurchasing any shares; the uncertainty of our ability to achieve expected levels of comparable restaurant sales increases; factors that could affect our ability to achieve and manage our planned expansion, such as the availability of a sufficient number of suitable new restaurant sites and the availability of qualified employees; changes in consumer preferences, general economic conditions or consumer discretionary spending; changes in the availability and costs of food; risks relating to our expansion into new markets; the potential for adverse impacts from changes to our new restaurant development strategy; the risk of food-borne illnesses and other health concerns about our food products; the impact of federal, state or local government regulations relating to our employees and the sale of food or alcoholic beverages; the impact of litigation; risks related to our implementation of a new marketing strategy; our ability to protect our name and logo and other proprietary information; the potential effects of inclement weather; the effect of competition in the restaurant industry; risks related to our separation from McDonald’s and our having two classes of publicly-traded common stock; and other risk factors described from time to time in our SEC reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q all of which are available on the Investor Relations page of our Web site at chipotle.com.

Additional Information

Shareholders are urged to read the proxy statement regarding the proposed conversion into a single class of common stock because it contains important information. Shareholders may obtain a free copy of the proxy statement, as well as other filings containing information about Chipotle, without charge, at the SEC’s internet site at www.sec.gov, and on the Investor Relations page of Chipotle’s web site at www.chipotle.com. Copies of the proxy statement can also be obtained, without charge, by directing a request to Chipotle Mexican Grill Investor Relations, by phone to (614) 508-1303, in writing to Kate Giha, Director-Investor Relations, Chipotle Mexican Grill, Inc., 1401 Wynkoop Street, Suite 500, Denver, Colorado, or by email to ir@chipotle.com.

The directors and executive officers of Chipotle and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Chipotle’s directors and executive officers is available in the proxy statement dated April 2, 2009 for the Annual Meeting of Shareholders held on May 21, 2009, which was filed with the SEC on April 3, 2009. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement for the Special Meeting of Shareholders, which was filed with the SEC on November 3, 2009.